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                                                                  Exhibit 3 (ii)


April1 25, 2002


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street

Boston, MA 02117

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the prospectus supplement contained in Post-Effective Amendment No. 10 to the Registration Statement on Form S-6 for Zenith Life Executive 65, issued through New England Variable Life Separate Account (File No. 33-64170).

                                        Very truly yours,

                                        /s/ Anne M. Goggin

                                        Anne M. Goggin
                                        General Counsel